Exhibit 99.1

Vivid Seats Reports Fourth Quarter and Full Year 2025 Results

Provides Q1 Guidance and Reaffirms 2026 Outlook Driven by Leading Value Proposition and Efficiency Initiatives

CHICAGO, IL – March 12, 2026 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats” or “we”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today provided financial results for the fourth quarter and full year ended December 31, 2025 along with guidance for the first quarter ending March 31, 2026 and full year ending December 31, 2026.

“The trends we are seeing in the first quarter confirm that our strategy and execution are delivering measurable results,” said Lawrence Fey, Chief Executive Officer of Vivid Seats. “We are enhancing our foundational strengths that include our leading technology, unique data assets, relentless focus on efficiency, and differentiated customer value proposition. We are particularly encouraged by the positive impact and momentum we are seeing from the impact of our enhanced App value proposition coupled with our cost reduction program.”

Fourth Quarter 2025 Key Operational and Financial Metrics

•
Marketplace GOV of $580.6 million – down 42% from $994.4 million in Q4 2024
•
Revenues of $126.8 million – down 37% from $199.8 million in Q4 2024
•
Net loss of $428.7 million – down $424.2 million from a net loss of $4.4 million in Q4 2024
•
Adjusted EBITDA of $0.8 million – down $33.4 million from $34.2 million in Q4 2024

Full Year 2025 Key Operational and Financial Metrics

•
Marketplace GOV of $2,704.6 million – down 31% from $3,892.6 million in 2024
•
Revenues of $570.8 million – down 26% from $775.6 million in 2024
•
Net loss of $721.5 million – down $735.8 million from net income of $14.3 million in 2024
•
Adjusted EBITDA of $41.8 million – down $109.6 million from $151.4 million in 2024

Key Business Metrics and Non-U.S. GAAP Financial Measure

We use the following metrics to evaluate our performance, identify trends, formulate financial projections, and make strategic decisions. We believe these metrics provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as management.

The following table summarizes our key business metrics and non-U.S. GAAP financial measure for the three months and years ended December 31, 2025 and 2024 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Marketplace GOV(1)	$580,587	$994,377	$2,704,573	$3,892,645
Marketplace orders(2)	1,766	2,613	8,336	11,556
Resale orders(3)	111	115	428	431
Adjusted EBITDA(4)	$840	$34,243	$41,822	$151,419
(1)
Marketplace Gross Order Value (“Marketplace GOV”) represents the total transactional amount of Marketplace orders processed on our online platform during a period, inclusive of fees, exclusive of taxes, and net of event cancellations. During the three months and year ended December 31, 2025, event cancellations negatively impacted Marketplace GOV by $13.5 million and $60.7 million, respectively, compared to $21.1 million and $95.9 million during the three months and year ended December 31, 2024, respectively.
(2)
Marketplace orders represent the total volume of Marketplace segment transactions processed on our online platform during a period, net of event cancellations. During the three months and year ended December 31, 2025, our Marketplace segment experienced 34,307 and 163,919 event cancellations, respectively, compared to 43,019 and 222,472 event cancellations during the three months and year ended December 31, 2024, respectively.
(3)
Resale orders represent the total volume of Resale segment transactions processed on a given platform (including our own) during a period, net of event cancellations. During the three months and year ended December 31, 2025, our Resale segment experienced 943 and 4,702 event cancellations, respectively, compared to 792 and 5,286 event cancellations during the three months and year ended December 31, 2024, respectively.

(4)
Adjusted EBITDA is a financial measure not defined under accounting principles generally accepted in the United States of America (“U.S. GAAP”). We believe adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations and serves as a useful measure for making period-to-period comparisons of our business performance. See “Adjusted EBITDA” below for more information, including a reconciliation of adjusted EBITDA to net income (loss), the most directly comparable U.S. GAAP financial measure.

Financial Outlook for Full Year 2026

For the year ending December 31, 2026, Vivid Seats anticipates:

•
Marketplace GOV in the range of $2.2 billion to $2.6 billion
•
Adjusted EBITDA in the range of $30.0 million to $40.0 million*

Financial Outlook for Q1 2026

For the quarter ending March 31, 2026, Vivid Seats anticipates:

•
Marketplace GOV in the range of $570.0 million to $620.0 million
•
Adjusted EBITDA in the range of $8.0 million to $10.0 million*
•
Cash balance of $125.0 million to $135.0 million

* We calculate forward-looking adjusted EBITDA based on internal forecasts that omit certain information that would be included in forward-looking net income (loss), the most directly comparable U.S. GAAP financial measure. We do not attempt to provide a reconciliation of forward-looking adjusted EBITDA to forward-looking net income (loss) because the timing and/or probable significance of certain excluded items that have not yet occurred and are outside of our control is inherently uncertain and unavailable without unreasonable efforts. Such items could have a significant and unpredictable impact on our future U.S. GAAP financial results.

Webcast Details

Vivid Seats will host a webcast at 8:30 a.m. Eastern Time today to discuss the fourth quarter and full year 2025 financial results, business updates, and financial outlook. Participants may access the live webcast and supplemental earnings presentation on the events page of the Vivid Seats Investor Relations website at investors.vividseats.com/events-and-presentations.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live,” the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats has been recognized by Newsweek as one of America’s Best Companies for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “can,” “continue,” “could,” “design,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “propose,” “seek,” “should,” “target,” “will,” and “would,” as well as similar expressions that predict or indicate future events or do not relate to historical matters, are intended to identify such forward-looking statements. The forward-looking statements contained in this press release relate to, without limitation: our future operating results and financial performance, including our expectations with respect to our return to growth, our fiscal year 2026 Marketplace GOV and adjusted EBITDA, and our first quarter 2026 Marketplace GOV, adjusted EBITDA, and cash balance; our expectations with respect to live event industry growth, concert supply, and our competitive positioning; our business strategy and objectives; and the expected benefits, including future savings, of our cost reduction program and the transactions consummated pursuant to our corporate simplification agreement, dated October 31, 2025 (collectively, the “Corporate Simplification”). Forward-looking statements are not guarantees of future performance, conditions, or results, and are subject to risks, uncertainties, and assumptions that can be difficult to predict and/or are outside of our control. Therefore, actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: the supply of and demand for live events; the impact of adverse economic conditions and other factors affecting discretionary consumer and corporate spending; our ability to develop and maintain relationships with ticket buyers, sellers, and partners; the impact of changes to internet search engine algorithms and mobile app marketplace rules; the impact of artificial intelligence on how consumers search for live event tickets; our ability to attract ticket sellers and buyers to our platform in the increasingly competitive ticketing industry; our ability to continue to maintain and improve our platform; the impact of extraordinary events, including disease epidemics; our ability to identify suitable acquisition targets and to complete and realize the expected benefits of acquisitions and other strategic investments; our ability to attract, hire, motivate, and retain our senior management team and other highly skilled personnel; our ability to comply with applicable laws and regulations; the ability of ticket holders to sell their tickets on the secondary market unencumbered; the impact of unfavorable outcomes in legislation and legal proceedings; our ability to maintain the integrity of our information systems and infrastructure, and to identify, assess, and manage relevant cybersecurity risks; our ability to generate sufficient cash flows and/or obtain additional financing when necessary or desirable; our ability to realize the expected benefits, including future savings, of our cost reduction program and/or the Corporate Simplification (including due to changes in applicable laws or fluctuations in our taxable income); and other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as in our press releases and other filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained in this press release, whether as a result of new information, future events, or otherwise.

Contact:

Investors

investors@vividseats.com

Media

press@vividseats.com

VIVID SEATS INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$102,702	$243,482
Restricted cash	604	1,166
Accounts receivable – net	30,664	48,315
Inventory – net	18,166	19,601
Prepaid expenses and other current assets	26,336	32,607
Total current assets	178,472	345,171
Property and equipment – net	12,373	12,567
Right-of-use assets – net	10,515	12,008
Intangible assets – net	141,528	233,116
Goodwill – net	283,915	943,119
Deferred tax assets – net	1,123	77,967
Investments	5,365	6,929
Other assets	3,575	5,219
Total assets	$636,866	$1,636,096
Liabilities, redeemable noncontrolling interests, and shareholders' equity (deficit)
Current liabilities:
Accounts payable	$153,418	$232,984
Accrued expenses and other current liabilities	125,957	165,047
Deferred revenue	19,973	23,804
Current maturities of long-term debt	3,930	3,950
Total current liabilities	303,278	425,785
Long-term debt – net	383,431	384,960
Long-term lease liabilities	16,452	18,731
TRA liability	—	155,720
Other liabilities	18,834	36,865
Total liabilities	721,995	1,022,061
Commitments and contingencies
Redeemable noncontrolling interests	—	352,922
Shareholders' equity (deficit):
Class A common stock, $0.0001 par value; 500,000,000 shares authorized, 11,712,157 and 7,190,975 shares issued and outstanding at December 31, 2025 and 2024, respectively	23	14
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, zero and 3,811,250 shares issued and outstanding at December 31, 2025 and 2024, respectively	—	8
Additional paid-in capital	1,368,067	1,267,710
Treasury stock, at cost, 949,665 and 571,687 shares at December 31, 2025 and 2024, respectively	(93,920)	(75,568)
Accumulated deficit	(1,359,472)	(930,171)
Accumulated other comprehensive income (loss)	173	(880)
Total shareholders' equity (deficit)	(85,129)	261,113
Total liabilities, redeemable noncontrolling interests, and shareholders' equity (deficit)	$636,866	$1,636,096

VIVID SEATS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenues	$126,814	$199,813	$570,776	$775,586
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	42,144	52,477	173,438	201,854
Marketing and selling	56,677	79,452	230,562	285,146
General and administrative	34,343	52,398	173,880	202,123
Depreciation and amortization	11,703	12,584	49,392	44,238
Impairment charges	402,574	—	723,023	—
Total costs and expenses	547,441	196,911	1,350,295	733,361
Income (loss) from operations	(420,627)	2,902	(779,519)	42,225
Interest expense – net	6,331	6,466	23,741	23,172
Other expense (income) – net	2,408	(430)	(151,956)	(3,666)
Loss on extinguishment of debt	—	—	801	—
Income (loss) before income taxes	(429,366)	(3,134)	(652,105)	22,719
Income tax expense (benefit)	(704)	1,281	69,385	8,417
Net income (loss)	(428,662)	(4,415)	(721,490)	14,302
Net income (loss) attributable to redeemable noncontrolling interests	(153,504)	(3,528)	(292,189)	4,877
Net income (loss) attributable to Class A common stockholders	$(275,158)	$(887)	$(429,301)	$9,425

VIVID SEATS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$(721,490)	$14,302
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	49,392	44,238
Amortization of leases	1,514	1,697
Amortization of deferred financing costs	970	988
Equity-based compensation	36,734	50,429
Change in fair value of Intermediate Warrants	(5,924)	(4,044)
Loss on asset disposals	555	277
Change in fair value of derivative asset	2,201	800
Deferred income tax expense	74,746	1,246
Non-cash interest expense (income) – net	651	(890)
Foreign currency loss (gain) – net	(126)	4,056
Adjustment of liabilities under TRA	(150,719)	(6,166)
Loss on extinguishment of debt	801	—
Impairment charges	723,023	—
Write-off of Sponsorship Loan	2,024	—
Changes in operating assets and liabilities:
Accounts receivable – net	17,545	9,776
Inventory – net	1,434	1,413
Prepaid expenses and other current assets	5,820	1,161
Accounts payable	(79,463)	(23,691)
Accrued expenses and other current liabilities	(35,787)	(30,164)
Deferred revenue	(3,831)	(10,870)
Long-term lease liabilities	(2,302)	(994)
Other assets and liabilities – net	(9,367)	358
Net cash provided by (used in) operating activities	(91,599)	53,922
Cash flows from investing activities
Purchases of property and equipment	(2,164)	(4,227)
Purchases of personal seat licenses	(983)	(737)
Investments in developed technology	(16,108)	(19,014)
Purchases of seat images	(919)	(347)
Disbursement of Sponsorship Loan	—	(2,000)
Payments toward Acquired Domain Name Obligation	—	(417)
Net cash used in investing activities	(20,174)	(26,742)
Cash flows from financing activities
Payments of 2022 First Lien Loan	—	(689)
Payments of Shoko Chukin Bank Loan	—	(2,655)
Proceeds from 2024 First Lien Loan	—	125,500
Repurchases of Class A common stock	(18,295)	(22,982)
Tax distributions to redeemable noncontrolling interests	(1,689)	(10,014)
Payments of taxes related to net settlement of equity incentive awards	(1,886)	(714)
Payment of deferred financing costs and other debt-related expenses	(162)	(315)
Payment of liabilities under TRA	(4,005)	(77)
Payments of 2024 First Lien Loan	(76,986)	(1,975)
Proceeds from 2025 First Lien Loan	76,986	—
Payments of 2025 First Lien Loan	(2,948)	—
Payments toward Acquired Domain Name Obligation	(2,000)	—
Mergers and exchange of Class B common stock for Class A common stock in connection with Corporate Simplification	1,621	—
Repurchase and retirement of fractional shares resulting from Reverse Stock Split	(5)	—
Net cash provided by (used in) financing activities	(29,369)	86,079
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(200)	(1,045)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(141,342)	112,214
Cash, cash equivalents, and restricted cash – beginning of period	244,648	132,434
Cash, cash equivalents, and restricted cash – end of period	$103,306	$244,648

Supplemental disclosures of cash flow information
Cash paid for interest	$27,681	$19,498
Cash paid for income taxes	$6,369	$5,469

Adjusted EBITDA

We present adjusted EBITDA, which is a non-U.S. GAAP financial measure, because it is a key measure used by analysts, investors, and others to evaluate companies in our industry. Adjusted EBITDA is also used by management to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting.

We believe adjusted EBITDA is useful for understanding, evaluating, and highlighting trends in our operating results and for making period-to-period comparisons of our business performance because it excludes the impact of items that are outside of our control and/or not reflective of ongoing performance related directly to the operation of our business.

Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. Adjusted EBITDA does not reflect all amounts associated with our operating results as determined in accordance with U.S. GAAP and specifically excludes certain recurring costs such as income tax expense (benefit), interest expense – net, depreciation and amortization, sales tax liabilities, transaction costs, equity-based compensation, litigation, settlements, and related costs, change in fair value of the Intermediate Warrants (as defined below), loss on asset disposals, change in fair value of derivative asset, foreign currency loss (gain) – net, adjustment of liabilities under our former Tax Receivable Agreement (the “TRA”) entered into with the existing unitholders of Hoya Intermediate, LLC, loss on extinguishment of debt, impairment charges, and severance compensation. In addition, other companies may calculate adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative tool. We compensate for these limitations by providing specific information regarding the U.S. GAAP amounts that are excluded from our presentation of adjusted EBITDA.

The following table presents a reconciliation of adjusted EBITDA to net income (loss), the most directly comparable U.S. GAAP financial measure, for the three months and years ended December 31, 2025 and 2024 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$(428,662)	$(4,415)	$(721,490)	$14,302
Adjustments to reconcile net income (loss) to adjusted EBITDA:
Income tax expense (benefit)	(704)	1,281	69,385	8,417
Interest expense – net	6,331	6,466	23,741	23,172
Depreciation and amortization	11,703	12,584	49,392	44,238
Sales tax liability(1)	18	3,147	(842)	5,760
Transaction costs(2)	1,936	2,877	10,752	9,528
Equity-based compensation(3)	2,848	12,144	36,734	50,429
Litigation, settlements, and related costs(4)	11	486	944	650
Change in fair value of Intermediate Warrants(5)	(211)	1,669	(5,924)	(4,044)
Loss on asset disposals(6)	175	117	555	277
Change in fair value of derivative asset(7)	1,360	263	2,201	800
Foreign currency loss (gain) – net(8)	2,237	3,790	(126)	4,056
Adjustment of liabilities under TRA(9)	(932)	(6,166)	(150,719)	(6,166)
Loss on extinguishment of debt(10)	—	—	801	—
Impairment charges(11)	402,574	—	723,023	—
Severance compensation(12)	2,156	—	3,395	—
Adjusted EBITDA	$840	$34,243	$41,822	$151,419
(1)
During the periods presented, we accrued for additional uncollected indirect tax liabilities in jurisdictions where we believed it was probable we should remit payment to U.S. and foreign governmental tax authorities before all required amounts are collected from the customer. We also received abatements and recognized other reductions to the balance of the liability related to uncollected indirect taxes (including sales taxes).
(2)
Consists of (i) legal, accounting, tax, and other professional fees, (ii) personnel costs related to retention bonuses, (iii) integration costs, and (iv) other transaction-related expenses, none of which are considered indicative of our core operating performance. Costs in the three months and year ended December 31, 2025 primarily related to the February 2025 refinancing of our first lien term loan, repurchases of Class A common stock, a reverse split of our common stock, the Corporate Simplification, and various strategic transactions and investments. Costs in the three months and year ended December 31, 2024 primarily related to the June 2024 refinancing of our first lien term loan, repurchases of Class A common stock, and various strategic transactions and investments.
(3)
Costs in the three months and year ended December 31, 2025 primarily related to equity granted by us pursuant to our 2021 Incentive Award Plan (as amended, the “Incentive Award Plan”), which is not considered indicative of our core operating performance. Costs in the three months and year ended December 31, 2024 primarily related to equity granted by us pursuant to the Incentive Award Plan, as well as profits interests issued by Hoya Topco, LLC prior to the 2021 transaction pursuant to which Horizon Acquisition Corporation merged with and into us (the “Merger Transaction”), neither of which are considered indicative of our core operating performance.

(4)
Relates to external legal costs, settlement costs, and insurance recoveries, none of which are considered indicative of our core operating performance.
(5)
Relates to the revaluation of warrants issued in connection with the Merger Transaction (the “Intermediate Warrants”) that entitled Hoya Topco, LLC to purchase common units of Hoya Intermediate, LLC, which revaluations are not considered indicative of our core operating performance.
(6)
Relates to disposals of fixed assets, which are not considered indicative of our core operating performance.
(7)
Relates to the revaluation of derivatives recorded at fair value, which revaluations are not considered indicative of our core operating performance.
(8)
Relates to net losses (gains) resulting from the impact of exchange rate changes on transactions denominated in non-functional currencies, which are not considered indicative of our core operating performance.
(9)
Relates to the remeasurement and settlement of the TRA liability, which are not considered indicative of our core operating performance.
(10)
Relates to losses incurred in connection with the extinguishment of our former first lien term loan, which are not considered indicative of our core operating performance.
(11)
Relates to non-cash impairment charges related to our goodwill and certain indefinite-lived intangible assets triggered by the effects of recent declines in our financial performance, near-term outlook, and Class A common stock price, among other factors.
(12)
Relates to severance-related payments made to terminated employees as a result of a reduction in employee headcount and the departure of certain members of our leadership team, which are not considered indicative of our core operating performance.